Company Contact:
Beth Pilch
512-340-1364
Bpilch@borland.com

Borland Reports Fourth Quarter and Year End 2008 Financial Results
Company Reports GAAP Net Loss of $1.10 Per Share and
Non-GAAP Net Income of $0.03 Per Share

AUSTIN, Texas, — February 26, 2009 — Borland Software Corporation (NASDAQ: BORL), the global leader in Open Application Lifecycle Management (ALM), today announced preliminary financial results for the fourth quarter and fiscal year ended December 31, 2008. All results should be considered preliminary pending the Company’s filing of its annual report on Form 10-K.

For the fourth quarter of 2008, Borland reported total revenue of $39.8 million and GAAP net loss of $80.1 million, or $1.10 per share. The GAAP net loss included a $77.7 million non-cash goodwill impairment charge, $1.4 million in stock-based compensation, $1.8 million in restructuring expenses, $2.0 million in amortization of intangible assets, and a net gain of $0.9 million from discontinued operations associated with the CodeGear divestiture completed on June 30, 2008. Non-GAAP net income was $1.9 million, or $0.03 per share.

Revenue for ALM products and services for the fourth quarter of 2008 was $29.2 million and revenue for Deployment (DPG) products and services was $10.6 million.

For 2008, Borland reported total revenue of $172.0 million. This excludes revenue from CodeGear which has been reported as part of discontinued operations. Borland reported a GAAP net loss of $215.7 million, or $2.96 per share, for the year. The GAAP net loss included $184.6 million in non-cash goodwill impairment charges, $5.1 million in stock-based compensation, $3.0 million in restructuring expenses, and $8.7 million in amortization of intangible assets. In addition, the GAAP net loss included an $11.4 million loss from discontinued operations associated with the CodeGear divestiture completed on June 30, 2008 and a $10.0 million gain from the early retirement of debt. Non-GAAP net loss was $13.0 million, or $0.18 per share.

Revenue for ALM products and services for the full year 2008 was $129.0 million and revenue for Deployment (DPG) products and services was $43.0 million.

“While we did not achieve our revenue and profitability goals in 2008, we did accomplish some significant milestones,” said Erik Prusch, acting president and CEO of Borland. “We delivered on our Open ALM vision, introducing new products which represent a significant advancement in the ALM market, while restructuring our sales and marketing model to support a more complex enterprise sale. We also continued to reduce our operating expenses and achieved positive non-GAAP net income in the second half of the year.”

“We expect the difficult economic climate to have an impact on our 2009 performance. However, we believe we have taken the necessary steps to put the Company in the best position possible to execute on our goals and continue to invest in innovation through this period of uncertainty. Our products are differentiated, and we have a value proposition for companies looking to increase efficiencies, cut costs and unlock the value from their IT investments.”

2009 Financial Outlook
Due to limited visibility, the Company will only provide guidance for the first quarter of 2009 at this time. The Company currently expects first quarter 2009 revenue in a range of $29 to $34 million. On a non-GAAP basis, it expects a net loss of $0.06 to $0.12 per share. Non-GAAP earnings expectations exclude approximately $0.6 million in stock-based compensation, $2.0 million in amortization of intangible assets, and $1.0 million in restructuring. In addition, first quarter non-GAAP earnings will exclude the non-cash interest expense related to Borland’s adoption of FSP APB 14-1, ”Accounting for Convertible Debt”.

Conference Call
Borland will host a conference call and live webcast at 3:30 p.m., Central Standard Time, today. To access the conference call, dial 800-218-9073 for the US or Canada and 303-228-2960 for international callers. The webcast will be available live on the Investor Relations section of the Company’s corporate website at www.borland.com, and via replay beginning approximately two hours after the completion of the call until the Company’s announcement of its financial results for the next quarter. Listeners are reminded to access the webcast at least 30 minutes prior to the scheduled time to download any necessary audio or plug-in software. An audio replay of the call will also be available beginning at approximately 6:30 p.m. Central Standard Time on February 26, 2009 until 10:59 p.m. Central Standard Time on March 27, 2009, by dialing 800-405-2236, or 303-590-3000 for international callers, and entering passcode 11126761#.

About Borland
Founded in 1983, Borland (NASDAQ:BORL) is the leading vendor of Open Application Lifecycle Management (ALM) solutions — open to customers’ processes, tools and platforms — providing the flexibility to manage, measure and improve the software delivery process. To learn more about maximizing the business value of software, visit http://www.borland.com.

Borland and all other Borland brand and product names are service marks, trademarks or registered trademarks of Borland Software Corporation or its subsidiaries in the United States and other countries. All other marks are the property of their respective owners.

Forward-Looking Statements
Statements made in this release that are not historical facts are “forward-looking statements” and accordingly involve risk and uncertainties that could cause actual results to differ materially from those described in this release. Forward-looking statements include, for example, all statements relating to projected financial performance (including statements involving projection of revenue, income including income (loss), earnings including earnings (loss) per share, capital expenditures, dividends, capital structure, or other financial items), the plans and objectives of management for future operations, products or services; and future performance in economic terms or other any other measures.

The potential risks and uncertainties that could cause results to differ materially include, among others, our ability to predict revenue and control expenses, our ability to grow our ALM business or achieve profitability as planned and the continued decline in global economic conditions. These and other risks are detailed in Borland’s periodic reports filed with the Securities and Exchange Commission, including, its latest Annual Report on Form 10-K, and its latest quarterly report on Form 10-Q, copies of which may be obtained from www.sec.gov. Borland does not intend to update this information to reflect future events or circumstances unless required by law.

Non-GAAP Financial Measures
The attached press release and tables include non-GAAP financial measures. Borland’s management uses non-GAAP financial measures in assessing the performance of Borland’s ability to develop, sell and market products and services (“Ongoing Operations”). They are also used for planning and forecasting in future periods. Non-GAAP financial measures also facilitate internal comparisons to Borland’s historical operating results. Borland has historically reported similar non-GAAP financial measures and believes that the inclusion of comparative results provides consistency in its financial reporting that benefits investors. Non-GAAP financial measures are computed using consistent methods from quarter to quarter and year to year. These non-GAAP measures are not meant to be considered in isolation or as a substitute for comparable GAAP financial measures. They should be viewed in conjunction with the consolidated financial statements prepared in accordance with GAAP.

In presenting non-GAAP financial measures, Borland has excluded the following items:

A. Restructuring and severance charges. Borland has incurred restructuring charges eliminating certain duplicative activities, focusing Borland’s resources on future growth opportunities and reducing Borland’s cost structure. In connection with its restructuring, Borland has recognized costs related to termination benefits for former Borland employees whose positions were eliminated and for the closure of Borland facilities. Borland excludes these items because these expenses are not reflective of Ongoing Operations and Borland believes excluding these items from its measures of non-GAAP net income (loss) and non-GAAP net income (loss) per share facilitates comparisons with prior and subsequent reporting periods as well as comparisons to the operating results of competitors in Borland’s industry. Expenses related to severance and restructuring have, in some cases, had a significant cash impact and effect on Borland’s results of operations, including its net income (loss) as measured in accordance with GAAP.

B. Goodwill impairment charge and discontinued operations. Borland recorded a non-cash goodwill impairment charge to its single reporting unit in the fourth quarter of 2008 due to business performance and market conditions. In the third quarter of 2008, Borland performed its annual goodwill impairment testing resulting in a non-cash goodwill impairment charge to its single reporting unit. Borland recorded a non-cash goodwill impairment charge in the first quarter of 2008 relating to its CodeGear segment due to business performance, market conditions and expected purchase price for the sale of this business. Following the sale of Borland’s CodeGear division on June 30, 2008, Borland classified its CodeGear segment as discontinued operations. Impairment charges are not cash items and have not been frequent or consistently recurring. Borland believes that excluding these items will provide investors with a basis to compare the Company’s core operating results in different periods without such variability.

C. Stock compensation impact of SFAS 123R. These expenses consist of expenses for employee stock options and employee stock purchases under SFAS 123R. Prior to the adoption of SFAS 123R in fiscal 2006, Borland did not include expenses related to employee stock options and employee stock purchases directly in its financial statements, but elected, as permitted by SFAS 123R, to disclose such expenses in the footnotes to its financial statements. As Borland applies SFAS 123R, Borland believes that it is useful to investors to understand the impact of the application of SFAS 123R to Borland’s operational performance in comparison to prior periods in which such expense was not included directly in its financial statements. In addition, while stock-based compensation expense calculated in accordance with SFAS 123R constitutes an ongoing and recurring expense, such expense is excluded from its measures of non-GAAP net income (loss) and non-GAAP net income (loss) per share because it is not an expense that typically requires or will require cash settlement by Borland and consequently is not used by management to assess the core profitability of Borland’s Ongoing Operations. Borland believes it is useful to investors to understand the impact of the application of SFAS 123R to Borland’s liquidity and its ability to invest in research and development and fund acquisitions and capital expenditures. Borland further believes its measures of non-GAAP net income (loss) and non-GAAP net income (loss) per share excluding this item are useful to investors in that excluding this item facilitates comparisons to the operating results of competitors in Borland’s industry that may have different patterns of activity associated with equity compensation.

D. Amortization of purchased intangibles. In connection with its acquisitions, Borland has incurred amortization of purchased intangible assets. These purchased intangibles include: developed technology, customer lists and relationships, maintenance agreements, trade names, trademarks and service marks and non-compete agreements. For accounting purposes, Borland amortizes the fair value of the purchased intangibles based on the pattern in which the economic benefits of the intangible assets will be consumed as revenue is generated. Although these intangible assets generate revenue for Borland, Borland excludes the associated amortization expense because it is non-cash in nature and because Borland believes its measures of non-GAAP net income (loss) and non-GAAP net income (loss) per share excluding this item provides meaningful supplemental information regarding Borland’s operational performance, liquidity and Borland’s ability to invest in research and development and fund acquisitions and capital expenditures. In addition, excluding this item facilitates comparisons to Borland’s historical operating results and comparisons to the operating results of competitors in Borland’s industry which may have different acquisition histories.

E.  Repurchase of Senior Convertible Notes.  In June and August 2008, the Company used available cash to repurchase outstanding Senior Convertible Notes, which resulted in gains on debt retirement.  Borland does not believe that these repurchases have any significant impact on its core operating results.

Borland also excluded the common share equivalents that would have resulted from using the “if-converted” method of calculating the non-GAAP diluted income per share relating to the common shares issuable upon conversion of the convertible senior notes.

Borland believes that non-GAAP measures have significant limitations in that they do not reflect all of the amounts associated with Borland’s financial results as determined in accordance with GAAP and that these measures should only be used to evaluate Borland’s financial results in conjunction with the corresponding GAAP measures. In addition, the exclusion of the charges and expenses indicated above from the non-GAAP financial measures presented does not indicate an expectation by Borland management that similar charges and expenses will not be incurred in subsequent periods.

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TABLES TO FOLLOW

		BORLAND SOFTWARE CORPORATION
		CONDENSED CONSOLIDATED BALANCE SHEET
		(In thousands, except par value and share amounts, unaudited)
	ASSETS		December 31, 2008			December 31, 2007

Current assets:
Cash and cash equivalents			$108,132			$90,805
Short-term investments			59,575		68,061
Accounts receivable, net of allowances of $1,174 and $6,096, respectively			33,159		54,640
Prepaid expenses			7,642		9,207
Current assets of discontinued operations			443		-
Other current assets			2,098		5,104
Total current assets			211,049		227,817

Property and equipment, net			8,494		9,978
Goodwill			—		226,688
Intangible assets, net			24,520		31,658
Long-term investments			-		37,970
Non-current assets of discontinued operations			3,734		-
Other non-current assets			5,185		9,886
Total assets			$252,982			$543,997

	LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)

Current liabilities:
Accounts payable			$	5,045		$ 7,622
Accrued expenses			13,956		30,900
Short-term restructuring			3,990		9,866
Income taxes payable			210		2,315
Deferred revenue			40,720		51,449
Current liabilities of discontinued operations			4,208		-
Other current liabilities			5,654		7,176
Total current liabilities			73,783		109,328

Convertible senior notes			159,300		200,000
Long-term restructuring			911		5,472
Long-term deferred revenue			2,298		1,715
Long-term liabilities of discontinued operations			2,382		-
Other long-term liabilities			22,864		22,944
Total liabilities			261,538		339,459

Commitments and Contingencies
Stockholders’ equity (deficit):
Preferred stock; $.01 par value; 1,000,000 shares authorized; 0 shares issued and outstanding			-		-
Common stock, $.01 par value, 200,000,000 shares authorized (2008: 94,552,738 issued and
73,015,772 outstanding shares; 2007: 94,134,952 issued and 72,975,972 outstanding shares)			730		730
Additional paid-in capital			672,524		666,910
Accumulated deficit				(548,732)			(333,010)
Accumulated other comprehensive income			7,331		10,317

			131,853		344,947
Treasury stock at cost, (2008: 21,536,966 and 2007: 21,158,980 shares)				(140,409)			(140,409)
Total stockholders’ equity (deficit)				(8,556)	204,538

Total liabilities and stockholders’ equity (deficit)			$252,982			$543,997

		BORLAND SOFTWARE CORPORATION
		CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
		(In thousands, except per share amounts, unaudited)
		Three Months Ended			Twelve Months Ended

		December 31,			December 31,

	2008		2007		2008	2007

Revenues:
License and other revenues	$15,945	$16,323		$68,100	$	96,686
Service revenues	23,844	28,259		103,927	115,097
Total revenues	39,789		44,582		172,027	211,783

Costs of revenues:
Cost of license and other revenues 1,206		455		3,494	2,870
Cost of service revenues	7,453	8,851		33,183	38,185
Amortization of acquired intangibles and
other charges	1,893	2,100		8,194	8,445
Cost of revenues	10,552		11,406		44,871	49,500

Gross profit	29,237	33,176		127,156	162,283

Selling, general and administrative 22,899		33,662		107,933	151,512
Research and development	10,040	9,516		43,867	40,747
Restructuring, amortization of other
intangibles, acquisition-related expenses
and other charges	2,039	7,433		3,871	11,533
Impairment of goodwill	77,674	-		184,601	-
Total operating expenses	112,652		50,614		340,272	203,792

Operating loss	(83,415)		(17,435)		(213,116)	(41,509)
Interest income	1,024	2,239		5,451	8,723
Interest expense	(1,545)		(1,408)		(6,501)	(5,369)
Gain on debt retirement	-	-		10,029	-
Other income (expense)	634		(103)	348		(1,023)
Loss from continuing operations before
income taxes	(83,302)		(16,707)		(203,789)	(39,178)

Income tax benefit (provision) 2,350			(419)		(583)	(2,222)
Loss from continuing operations	$(80,952)		$(17,126)		$(204,372)	$(41,400)
Discontinued operations:
Income (loss) from operation of discontinued
operations
(net of applicable tax expense of $253,
$275, $735, and $914)	$265			$(22,230)	$(9,831)	$(17,805)
Income (loss) on disposal of discontinued
operations (net of applicable
tax benefit (expense) of $350 and $(868)
for 3 and 12 months ended 2008) 636			-		(1,519)	-
Income (loss) from discontinued operations	$901		$(22,230)		$(11,350)	$(17,805)
Net loss	$(80,051)		$(39,356)		$(215,722)	$(59,205)

Net income (loss) per share — basic and
diluted:
Continuing operations		$(1.11)		$(0.24)	$(2.81)	$(0.57)
Discontinued operations	0.01			(0.30)	(0.15)	(0.24)

Total net income (loss) per share		$(1.10)		$(0.54)	$(2.96)	$(0.81)
Shares used in computing basic and
diluted net income (loss) per share 72,823			72,533		72,805	72,875

	BORLAND SOFTWARE CORPORATION
	GAAP TO NON-GAAP RECONCILIATION
	(In thousands, except per share amounts, unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2008	2007	2008	2007

Net income (loss) on a GAAPbasis	$(80,051)	$(39,356)	$(215,722)	$(59,205)
Stock-based compensation expenses	1,354	1,156	5,080	5,759
Restructuring expenses	1,790	7,290	3,012	8,853
Amortization of purchased intangibles	2,014	2,171	8,734	8,858
Impairment of goodwill	77,674	-	184,601	-
Income (loss) from discontinued operations	901	(22,230)	(11,350)	(17,805)
Gain on debt retirement	-	-	10,029	-
Net income (loss) on a non-GAAPbasis	$1,880	$(6,509)	$(12,974)	$(17,930)

Statements of Operations Reconciliation per Share

Basic net income (loss) on a GAAPbasis	$(1.10)	$(0.54)	$(2.96)	$(0.81)

Basic net income (loss) per share on a non-GAAPbasis	$0.03	$(0.09)	$(0.18)	$(0.25)

Shares used in computing basic net income (loss) per share	72,823	72,533	72,805	72,875